UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 Vaqueros Avenue

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 736-0224

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 12, 2004, ArthroCare Corporation, a Delaware corporation (“ArthroCare”), completed its acquisition of Opus Medical, Inc., a California corporation (“Opus”), pursuant to an Agreement and Plan of Merger between ArthroCare, Opus, OC Merger Sub Corporation, a California corporation and a wholly owned subsidiary of ArthroCare (“Merger Sub I”), OC Acquisition Sub LLC, a California limited liability company (“Merger Sub II”), and James W. Hart and Steven L. Gex, as the Shareholders’ Agents (together, the “Shareholders’ Agents”), dated as of September 3, 2004 (the “Merger Agreement”), as amended by Amendment No. 1 to the Merger Agreement, dated as of October 6, 2004 (“Amendment No.1”). The Merger Agreement is attached hereto as Exhibit 2.1 and incorporated by reference herein. Amendment No. 1 is attached hereto as Exhibit 2.2 and incorporated by reference herein.

In connection with the acquisition of Opus, (a) each former preferred and common shareholder of Opus received, in consideration of the cancellation of his or her shares, cash and shares of ArthroCare common stock (“ArthroCare Common Stock”) in the Initial Payment (as defined below), and will receive cash and/or shares of ArthroCare Common Stock in each of the Second Payment, Third Payment and Fourth Payment (each as defined below), if any, and (b) each former warrant holder and option holder of Opus received, in consideration of the cancellation of his or her warrant or option, cash and shares of ArthroCare Common Stock equal to the spread value of such options or warrant in the Initial Payment and the right to receive the Second, Third and Fourth Payments, if any, as if such option or warrant holder had been a holder of Opus common stock (collectively, the “Merger Consideration”). The Merger Consideration is payable as follows:

(1) an initial payment, in cash and ArthroCare Common Stock, equal to an aggregate of approximately $90.0 million less $50,000 (which is payable to the Shareholders’ Agents and may be used by them to pay or reimburse themselves for expenses incurred in connection with their service as Shareholders’ Agents under the Merger Agreement) (the “Initial Payment”), consisting of $29.95 million in cash and $60.0 million in ArthroCare Common Stock (with the ArthroCare Common Stock valued at $30.964);

(2) a second payment (the “Second Payment”), in cash, ArthroCare Common Stock or any combination thereof, with the form of consideration at the sole election of ArthroCare, equal to (i) $40.0 million, minus (ii) $5.0 million (representing a holdback for potential offsets, the “Second Payment Holdback”), minus (iii) certain fees and a working capital shortfall, if any, minus (iv) certain offsets, if any, the aggregate of which may not exceed $10.0 million (in addition to offsets that can be made against the Second Payment Holdback);

(3) in the event that the Surviving Entity generates net revenues from the sale of its products in excess of $26.0 million in 2005, a third payment (the “Third Payment”), in cash, ArthroCare Common Stock or any combination thereof, with the form of consideration at the sole election of ArthroCare, equal to a specified portion of such net revenues (the “Earnout Amount”). If net revenues in 2005 are between $26.0 million and $31.0 million, then the Earnout Amount is equal to 2.0 times the amount by which net revenues exceed $26.0 million. If net revenues in 2005 exceed $31.0 million, then the Earnout Amount is equal to $10.0 million plus 4.5 times the amount by which net revenues exceed $31.0 million; and

(4) a fourth payment (the “Fourth Payment”), in cash, ArthroCare Common Stock or any combination thereof, with the form of consideration at the sole election of ArthroCare, equal to (i) the Second Payment Holdback, minus (ii) certain offsets, if any, the aggregate of which may not exceed $5.0 million.

In addition to the $50,000 to be deducted from the Initial Payment for use by the Shareholders’ Agents and the Shareholders’ Agents fees deductible from the Second Payment at the Shareholders’ Agents request, under certain circumstances, at the request of the Shareholders’ Agents, ArthroCare may deduct Shareholders’ Agents fees from the Third Payment or the Fourth Payment, pursuant to the Merger Agreement.

Although ArthroCare has sole discretion to make the Second, Third and Fourth Payments, if any, in cash, ArthroCare Common Stock or any combination thereof, ArthroCare may not issue more than an aggregate of 4.2 million shares of ArthroCare Common Stock without first obtaining the approval of ArthroCare’s stockholders. Furthermore, except under certain circumstances, the Merger Agreement generally requires ArthroCare to pay at least forty-five percent (45%) of the Merger Consideration in ArthroCare Common Stock. To satisfy this requirement, ArthroCare may be required to issue a minimum number of shares of ArthroCare Common Stock in each of the Second, Third and Fourth Payments under certain circumstances.

The foregoing description of the acquisition of Opus, the Merger Agreement and Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1, which are filed as exhibits to this report.

The purchase price for Opus was determined through arms-length negotiation between ArthroCare and Opus. The funds used to make the Initial Cash Payment were provided from a borrowing from Banc of America Securities and Wells Fargo Bank as co-lenders. Prior to the execution of the Merger Agreement, neither ArthroCare nor any of its affiliates, nor any director or officer of ArthroCare or any associate of any such director or officer, had any material relationship with Opus.

Opus develops, manufactures and markets soft tissue-to-bone and tissue-to-tissue repair systems for orthopedic applications, with focus on sports medicine procedures. Opus’s first commercial product – the AutoCuff(R) Anchoring System – is designed to enable surgeons to perform total arthroscopic rotator cuff surgery in combination with arthroscopic tissue modification or ablation devices, such as ArthroCare’s Coblation(R)-based ArthroWands(R).

ArthroCare currently intends to continue to use the tangible assets of Opus substantially in the same manner in which they were used by Opus immediately prior to the Merger.

Item 8.01. Other Events.

Michael A. Baker, President and Chief Executive Officer of ArthroCare Corporation, has notified the administrator of his written trading plan relating to future sales of a portion of his ArthroCare Common Stock (the “Plan”) that it should suspend trading under the Plan.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

All required financial statements with respect to Opus will be filed by amendment pursuant to Item 7(a)(4) within 60 days from the date on which this report is required to be filed.

(b)	Pro Forma Financial Information.

All required pro forma financial information with respect to Opus will be filed by amendment pursuant to Item 7(b)(2) within 60 days from the date on which this report is required to be filed.

(c)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 3, 2004, by and among ArthroCare Corporation, OC Merger Sub Corporation, OC Acquisition Sub LLC, Opus Medical, Inc. and James W. Hart and Steven L. Gex, as Shareholders’ Agents.

2.2*	Amendment No. 1, dated as of October 6, 2004, to Agreement and Plan of Merger, dated as of September 3, 2004, by and among ArthroCare Corporation, OC Merger Sub Corporation, OC Acquisition Sub LLC, Opus Medical, Inc. and James W. Hart and Steven L. Gex, as Shareholders’ Agents.

*	The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. ArthroCare will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: November 18, 2004	By:	/s/ Fernando Sanchez
Fernando Sanchez Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 3, 2004, by and among ArthroCare Corporation, OC Merger Sub Corporation, OC Acquisition Sub LLC, Opus Medical, Inc. and James W. Hart and Steven L. Gex, as Shareholders’ Agents.

2.2*	Amendment No. 1, dated as of October 6, 2004, to Agreement and Plan of Merger, dated as of September 3, 2004, by and among ArthroCare Corporation, OC Merger Sub Corporation, OC Acquisition Sub LLC, Opus Medical, Inc. and James W. Hart and Steven L. Gex, as Shareholders’ Agents.